UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2018 (May 25, 2018)

CHINA TELETECH HOLDING, INC.

(Exact name of registrant as specified in its charter)

Florida	333-130937	59-3565377
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

Bao’an District, Guanlan Area, Xintian,
Jun’xin Industrial Zone Building No. 9, 10,
Shenzhen, Guangdong, China	32301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (850) 521-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Resignation of Director and Appointment of New Officer and Directors

On May 25, 2018, Yuan Zhao resigned from his position as the Director of the Board of China Teletech Holding, Inc. (the “Company”), effective immediately.

There was no disagreement between Mr. Zhao and the Company on any matter relating to its operations, policies or practices.

On May 25, 2018, the Board of Directors of the Company appointed Rongdong He to the Board of Directors, effective immediately, as a Director of the Board of the Company to fill the vacancy of the seats of Directors due to the departure of Mr. Zhao.

On the same day, the Company announced the appointment of Rongdong He as the Company’s Chief Risk Officer, effective immediately.

Mr. He does not have any family relationship with any director or executive officer of the Company and has not been involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K.

Mr. He, age 37, worked as the Chief Risk Officer from 2012 to 2015 at DeQingDaTong Global Investment Management Co., Ltd., and has been the Chairman of the Board of Directors at ZhongXinDeSheng (Beijing) Asset Management Co., Ltd. since June, 2016, before joining the Company. Mr. He is experienced in the corporate risk management, risk control strategy, internal corporate control and governance, corporate relations communication and management, as well as business operation risk evaluation and assessment. He holds a Bachelor’s Degree in global trade from the Beijing University of Technology.

Pursuant to the terms of the employment between Mr. He and the Company, Mr. He will receive an annual base salary of $96,000 and will be entitled to participate in other employee benefit plans, programs and arrangements that the Company may maintain from time to time for its senior officers.

On May 25, 2018, the Board of Directors of the Company also appointed the Chief Executive Officer, Mr. Dongsheng Lian to the Board of Directors, effective immediately, as a Director of the Board of the Company to fill the vacancy of the seats of Directors due to the departure of Ms. Jane Yu who resigned from her position as the Director of the Board on December 29, 2017.

As the current principal officer of the Company, except the compensations he will receive from his position as the Chief Executive Officer of the Company as disclosed in Form 8-K filed on April 27, 2018, Mr. Lian will not receive any compensation for serving as the Director of the Board of the Company.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Employment Terms between the Company and Rongdong He dated May 25, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 29, 2018

China Teletech Holding, Inc.

By:	/s/ Dongsheng Lian
Name:	Dongsheng Lian
Title:	Chief Executive Officer

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